Exhibit 10.48

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment”) made to the Amended and Restated Employment Agreement dated as of January 17, 2008 (the “Employment Agreement”), by and between Communications & Power Industries, Inc., a Delaware corporation (the “Company”), and Joel A. Littman (the “Executive”). Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect.

WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to comply with Notice 2010-6 and Notice 2010-80 issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code, as amended, as set forth below.

NOW, THEREFORE, effective as of the date set forth below, the Employment Agreement is hereby amended as follows:

1.           Section 9(d)(iv) of the Employment Agreement is hereby amended in its entirety as follows:

“In any case in which the release (and the expiration of any revocation rights) could only become effective in one (1) particular tax year of the Executive, with respect to any cash payments that are conditioned on the execution of the release, the first of any such cash payments shall begin within twenty (20) days after the release becomes effective and revocation rights have lapsed.”

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 8th day of February 2011,

EXECUTIVE

/s/ Joel A. Littman
Joel A. Littman

COMMUNICATIONS & POWER INDUSTRIES, INC.

By:	/s/ Robert A. Fickett
Name:	Robert A. Fickett
Title:	President and Chief Operating Officer